                                                                   EXHIBIT 10.11

BK2 INC.

2500 City West Boulevard, Suite 300,                     Telephone: 713-267-2353
Houston, Texas 77042                                     Facsimile: 713-914-8685


Mr. Michael T. Davitt
11714 Empress Oaks Court
Houston, TX 77082

Dear Mr. Davitt:

This letter shall serve as a conditional offer of employment to you by Franklin Bank, S.S.B. ("Franklin").

The above referenced offer is as follows:

Position:               Managing Director of Commercial Lending
---------

Salary & Bonus:         Your salary will be $100,000 per annum and you will participate in Franklin's
---------------         bonus program with a target of  $50,000.

Stock Options:          You will receive 30,000 options for shares of BK2 Inc. having an exercise price
--------------          of $12.00 per such share, in accordance with BK2 Inc.'s stock option plan, as approved by the Board of Directors of BK2 Inc.

Expenses:               You will receive annual allowance(s) as follows: auto - $6,000 and club
---------               dues - $3,000.

Severance:              Generally, you will receive a severance of six (6) months' pay, if terminated
----------              without cause. However, in the event of a change of control of Franklin (which shall include a public offering), you will receive eighteen (18) months' pay (which shall be based on your then current annualized salary including the highest bonus received by you in the previous three (3) years) in restricted stock as (i) severance pay if you are terminated without cause as a result of the change of control, or (ii)
                        an incentive to stay with Franklin after the change of control.

Please note that at no point in time will this letter or the offer that it memorializes, serve as or be construed to grant you, a guarantee of employment for any period of time. You will be at all times an employee at will. Only upon the execution of a definitive employment agreement will your employment status change.

Please also note that the offer, and the above particulars, are subject to Franklin's policies, any Franklin Board of Directors' resolution or directive regarding the same and the approval of Franklin's Board of Directors.

Please confirm your acceptance of this offer of employment by signing this letter where indicated and returning the executed original to our offices. Should you have any questions about this offer of employment or the company, please call the company at the above phone number.

Very truly yours,

By:   /s/ Anthony J. Nocella
    ------------------------------
Name:  Anthony J. Nocella
Title: President

ACCEPTED:   /s/ Michael Davitt           Date: 4/24/02
          -----------------------